                                                                    EXHIBIT 23.2



                        CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Pre-Effective Amendment No. 1 to Registration Statement (Commission File No. 333-15777) on Form S-3 of Aames Financial Corporation ("AFC") (covering $115,000,000 principal amount of AFC's 5 1/2% Convertible Subordinated Debentures due 2006 and 4,107,142 shares of AFC's Common Stock issuable upon conversion of such Debentures) of our report dated August 16, 1996, relating to the balance sheets of One Stop Mortgage, Inc. as of June 30, 1996 and December 31, 1995 and the related statements of operations, changes in stockholders' equity and cash flows for the period January 1, 1996 through June 30, 1996 and the period August 24, 1995 (inception) through December 31, 1995, which report appears in AFC's report on Form 8-K filed with the United States Securities and Exchange Commission on September 12, 1996, and to the reference to our firm under the heading "Experts" in the prospectus.


                                        /s/  KPMG Peat Marwick LLP



Orange County, California
November 11, 1996